SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 25, 2007

Date of Report
(Date of earliest
event reported)

CONSOLIDATED-TOMOKA LAND CO.
(exact name of registrant as specified in its charter)

FLORIDA 0-5556 59-0483700
(State or other (IRS Employer
jurisdiction Identification
of incorporation) (Commission File Number) Number)

1530 Cornerstone Boulevard, Suite 100
Daytona Beach, Florida 32117
(Address of principal executive offices) (Zip Code)

(386)274-2202
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities
Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bylaws

FORM 8-K, July 25, 2007
CONSOLIDATED-TOMOKA LAND CO.
COMMISSION FILE NO. 0-5556
EMPLOYER ID NO. 59-0483700

ITEM 5.03                                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 25, 2007, the Board of Directors of Consolidated-Tomoka Land Co. (the "Company") adopted an amendment to the Company's bylaws, effective immediately.  The amendment adds Section 1.11 to the Company's bylaws, “Advance Notice Provisions for Business at Meetings,” specifying the process for bringing business before an annual shareholder meeting and the process for nominating directors at a shareholder meeting.  The amendment describes the proper written form of a shareholder proposal and changes the deadline by which a shareholder wishing to bring business or other proposals before a meeting of shareholders or wishing to nominate a person for election to the board of directors must notify the Company.  For a shareholder's proposal or nomination to be brought before the annual meeting of shareholders, such shareholder's written notice of the intent of such shareholder to make a nomination of a person for election as a director or to bring any other matter before the annual meeting must be received by the corporate secretary at the Company's principal executive offices no less than 120 days nor more than 180 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting of shareholders.

As a result of this amendment, proposals for the 2008 annual meeting of shareholders submitted outside the provisions of Rule 14a-8 will be considered untimely if submitted after November 24, 2007.

The Amended and Restated Bylaws of the Company are filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01                                Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.2                                Amended and Restated Bylaws of Consolidated-Tomoka Land Co., as amended July 25, 2007.

Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONSOLIDATED-TOMOKA LAND CO.

Date: July 25, 2007                           By:/S/William H. McMunn
                                    William H. McMunn, President and CEO